Buckeye Wind Energy Class B Holdings LLC and Subsidiaries Consolidated Financial Statements as of December 31, 2018, and 2017, and for each of the Three Years in the Period Ended December 31, 2018 and Independent Auditors’ Report

Deloitte & Touche LLP 111 S. Wacker Drive Chicago, IL 60606 USA Tel: 312-486-1000 Fax: 312-486-1486 INDEPENDENT AUDITORS’ REPORT www.deloitte.com To the Managing Member of Buckeye Wind Energy Class B Holdings LLC and Subsidiaries Chicago, Illinois We have audited the accompanying consolidated financial statements of Buckeye Wind Energy Class B Holdings LLC and Subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, equity, and cash flows, for each of the three years in the period ended December 31, 2018, and the related notes to the consolidated financial statements. Management's Responsibility for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors' Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Buckeye Wind Energy Class B Holdings LLC and Subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America. March 8, 2019

BUCKEYE WIND ENERGY CLASS B HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS As of December 31, ASSETS 2018 2017 CURRENT ASSETS: Cash and cash equivalents $ 1,943,757 $ 1,113,148 Accounts receivable 1,099,515 1,044,943 Prepaid expenses and deposits 781,846 920,632 Total current assets 3,825,118 3,078,723 LONG-TERM ASSETS: Property, plant and equipment — net 271,357,794 281,667,571 Long-term deposits and inventory 1,002,639 1,008,369 Total long-term assets 272,360,433 282,675,940 (1) TOTAL $ 276,185,551 $ 285,754,663 LIABILITIES AND EQUITY CURRENT LIABILITIES: Accounts payable $ 162,837 $ 218,297 Accounts payable — related parties 532,894 601,216 Accrued expenses 286,590 304,873 Total current liabilities 982,321 1,124,386 LONG-TERM LIABILITIES: Asset retirement obligations 9,076,913 8,755,204 Long-term deferred lease payable 1,457,800 1,019,145 Total long-term liabilities 10,534,713 9,774,349 (1) Total liabilities 11,517,034 10,898,735 COMMITMENTS AND CONTINGENCIES - - EQUITY: Members' equity 129,176,517 102,672,557 Noncontrolling interest 135,492,000 172,183,371 Total equity 264,668,517 274,855,928 TOTAL $ 276,185,551 $ 285,754,663 (1) Consolidated assets at December 31, 2018 and 2017 includes total assets of $276,191,577 and $285,760,689, respectively, of a certain variable interest entity (VIE) that can only be used to settle the liabilities of that VIE. Consolidated liabilities at December 31, 2018 and 2017 includes total liabilities of $11,381,739 and $10,776,499, respectively, of a certain VIE. See Note 6. See notes to consolidated financial statements. - 2 -

BUCKEYE WIND ENERGY CLASS B HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS For the Year Ended December 31, 2018 2017 2016 OPERATING REVENUES $ 13,638,315 $ 11,652,072 $ 13,029,038 OPERATING EXPENSES: Plant operating and maintenance expense(1) 7,642,906 5,411,870 5,190,701 Depreciation and accretion expense 10,631,486 12,651,881 12,629,314 General and administrative expense 525,667 566,878 966,771 Taxes (other than income taxes) 811,668 648,758 620,135 Total operating expenses 19,611,727 19,279,387 19,406,921 LOSS FROM OPERATIONS (5,973,412) (7,627,315) (6,377,883) OTHER — NET 24,520 32,043 2,848 NET LOSS (5,948,892) (7,595,272) (6,375,035) NONCONTROLLING INTEREST SHARE (39,582,199) (13,016,000) (9,961,000) NET INCOME ATTRIBUTABLE TO MEMBER $ 33,633,307 $ 5,420,728 $ 3,585,965 (1) For each of the three years in the period ended December 31, 2018, related party transactions in the amount of $1,926,614, $1,859,526, and $1,929,444, respectively, are included in plant operating and maintenance expense. See notes to consolidated financial statements. - 3 -

BUCKEYE WIND ENERGY CLASS B HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EQUITY Total Members' Equity Noncontrolling Interest BEGINNING EQUITY — January 1, 2016 $ 305,112,639 $ 110,806,139 $ 194,306,500 Capital distributions (8,799,206) (6,957,255) (1,841,951) Net income (loss) (6,375,035) 3,585,965 (9,961,000) ENDING EQUITY — December 31, 2016 $ 289,938,398 $ 107,434,849 $ 182,503,549 Capital contributions 4,845,758 - 4,845,758 Capital distributions (12,332,956) (10,183,020) (2,149,936) Net income (loss) (7,595,272) 5,420,728 (13,016,000) ENDING EQUITY — December 31, 2017 $ 274,855,928 $ 102,672,557 $ 172,183,371 Capital contributions 4,106,840 - 4,106,840 Capital distributions (8,345,359) (7,129,347) (1,216,012) Net income (loss) (5,948,892) 33,633,307 (39,582,199) ENDING EQUITY — December 31, 2018 $ 264,668,517 $ 129,176,517 $ 135,492,000 See notes to consolidated financial statements. - 4 -

BUCKEYE WIND ENERGY CLASS B HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS For the Year Ended December 31, 2018 2017 2016 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (5,948,892) $ (7,595,272) $ (6,375,035) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and accretion expense 10,631,486 12,651,881 12,629,314 Changes in assets and liabilities: Accounts receivable (54,573) (20,850) 271,879 Prepaid expenses and deposits 138,785 (205,166) 36,693 Long-term deposits and inventory 5,730 37,189 (254,435) Accounts payable (55,461) (37,773) (122,736) Accounts payable — related parties (68,322) 21,699 16,352 Accrued expenses and long-term lease payable 420,375 426,477 104,233 Net cash provided by operating activities 5,069,128 5,278,185 6,306,265 CASH FLOWS FROM INVESTING ACTIVITIES: Additions to property, plant and equipment - - (2,896,127) Net cash used in investing activities - - (2,896,127) CASH FLOWS FROM FINANCING ACTIVITIES: Capital contributions from noncontrolling interest 4,106,840 4,845,758 - Capital distributions (7,129,347) (10,183,020) (6,957,255) Capital distributions to noncontrolling interest (1,216,012) (2,149,936) (1,841,951) Net cash used in financing activities (4,238,519) (7,487,198) (8,799,206) NET INCREASE (DECREASE) IN CASH, CASH 830,609 (2,209,013) (5,389,068) EQUIVALENTS, AND RESTRICTED CASH CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of year 1,113,148 3,322,161 8,711,229 CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of year $ 1,943,757 $ 1,113,148 $ 3,322,161 See notes to consolidated financial statements. - 5 -

BUCKEYE WIND ENERGY CLASS B HOLDINGS LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2018, AND 2017, AND FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2018 1. DESCRIPTION OF BUSINESS Buckeye Wind Energy Class B Holdings LLC, a Delaware limited liability company, together with its subsidiaries is herein defined as the “Company.” The purpose of the Company is to own, operate and maintain the Buckeye Wind Energy Center (the “Project”) located in Ellis County, Kansas. The Project is a 200.5 megawatt (“MW”) electricity generating facility with 112 wind turbine generator units. The Project commenced commercial operations in September 2015. On December 18, 2015, the Company executed the Amended and Restated Limited Liability Company Agreement of Buckeye Wind Energy Class B Holdings LLC (“Operating Agreement”), between Invenergy Wind Global LLC (“Class B Member” and “Managing Member”) and HA INV Buckeye LLC (“Class A Member”). The Class B Member is appointed to manage the day-to-day business and affairs of the Company. The Operating Agreement calls for available cash amounts to be allocated as follows: first, 100% to the Class A Member, until the Class A Member has received the Minimum Distribution Amount, as outlined in Schedule 1.1 of the Operating Agreement; second, 100% to the Class B Member, until the Class B Member has received the amount outlined in Schedule 1.1 of the Operating Agreement; third, 66.225% to the Class A Member and 33.775% to the Class B Member until the Class A Member has achieved the targeted internal rate of return; and thereafter, 18.000% to the Class A Members and 82.000% to Class B Member. The Company owns 100% of the Class B membership interest in Buckeye Wind Energy Holdings LLC (“Holdings”), which directly owns 100% of the membership interest in Buckeye Wind Energy LLC (“Buckeye”), the direct owner of the Project. At December 31, 2018, consolidated members’ equity of $129.2 million was allocated $77.5 million to the Class A Member and $51.7 million to the Class B Member. At December 31, 2017, consolidated members’ equity of $102.7 million was allocated $72.4 million to the Class A Member and $30.3 million to the Class B Member. 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Principles of Consolidation and Basis of Presentation — The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). All intercompany accounts and transactions are eliminated in consolidation. Subsequent events were evaluated through March 8, 2019, the date the consolidated financial statements were available to be issued. Management Estimates — The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Cash and Cash Equivalents — Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. The carrying amount of cash equivalents approximates fair value - 6 -

because of the short maturity of these instruments. The Company has not experienced any losses in such accounts. Inventory — Inventory is stated at the lower of cost or market using the average cost method. Inventory consists primarily of spare parts used to generate electricity. The Company recorded $531,318 and $460,250 of inventory in long-term deposits and inventory on the consolidated balance sheets as of December 31, 2018 and 2017, respectively. Property, Plant and Equipment — net — Property, plant and equipment is categorized as the following: • Land improvements – costs associated with making the land ready for use. • Plant – costs related to the purchase, construction or improvement of the Project. • Other property and equipment – any costs not associated with either land improvements or plant activities that add lasting value to the Project. Property, plant and equipment is recorded at cost and is depreciated on a straight-line basis over the estimated useful lives of the assets, which range from 3 to 30 years. Maintenance and repairs are expensed in the period incurred, while plant and equipment improvements which extend the useful lives or improve the quality of the assets are capitalized (see Note 4). The Company reviews the estimated lives of its fixed assets on an ongoing basis. Recent review of the actual lives and performance of the Project Plant assets suggested that the estimated useful lives were longer than previously estimated. The Company adjusted the useful lives of the Project Plant assets from 25 years to 30 years effective December 31, 2017. The change in estimated useful lives was accounted for as a change in estimate on a prospective basis beginning on December 31, 2017. The impact to the consolidated financial statements was not material. Impairment of Long-Lived Assets — The Company assesses the recoverability of its long-lived tangible assets when conditions are present, which may indicate a potential impairment. The Company compares the carrying value of the asset to the undiscounted cash flows of the related operations to determine whether any impairment exists. Relevant factors, along with management’s plans with respect to operations, are considered in assessing the recoverability of long-lived assets. If the Company determines, based on such measures, that the carrying amount is impaired, the long-lived assets will be written down to their fair value with a corresponding charge to the consolidated statements of operations. No impairment was recorded in 2018, 2017 and 2016. Asset Retirement Obligation — The Company enters into agreements to lease land on which to construct and operate its wind energy project. Pursuant to certain lease agreements, the Company is required to decommission its wind energy project to provide for the restoration of the leased property at the end of the lease terms. The Company recognizes an asset retirement obligation (“ARO”) when it has a legal obligation to perform decommissioning, reclamation or removal activities upon retirement of an asset. When recording an ARO, the present value of the projected liability is recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The liability is accreted each period over the maximum term of the contractual agreements. The Company records an offsetting asset to the obligation as an increase to the carrying amount of the related long-lived asset and depreciates that cost over the maximum term of the contractual agreements. The residual value of the related long-lived asset is excluded from the calculation (see Note 5). The Company uses significant assumptions and estimates to determine the amount of the asset retirement obligations. Since these estimates can change based on new information, the Company periodically re- evaluates these assumptions and estimates. During 2017, the Company recorded adjustments related to revised cost estimates (see Note 5). - 7 -

Variable interest entities – An entity is considered to be a VIE when its total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support, or its equity investors, as a group, lack the characteristics of having a controlling financial interest. A reporting company is required to consolidate a VIE as its primary beneficiary when it has both the power to direct the activities of the VIE that most significantly impact the VIE's economic performance, and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company evaluates whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur (see Note 6). Noncontrolling Interest — The Company maintains control of Holdings through its management and contractual rights even though ownership interests are held by owners other than the Company or its related parties. As a result, the Company is required to consolidate Holdings and present the other owners’ interests as noncontrolling interests on the consolidated financial statements. Noncontrolling interest represents the portion of the Company’s net income (loss) and net assets that is allocated to the third party owners. Noncontrolling interest is included as a component of equity on the consolidated balance sheets. The Operating Agreement of Holdings calls for the allocation of profit and loss on an income tax basis. Additionally, cash and other benefits associated with this agreement are allocated in varying amounts throughout the life of the Holdings. Therefore, the Company and other investors’ (collectively the “Owners”) interests in Holdings are not fixed, and the Holdings applies the Hypothetical Liquidation at Book Value (“HLBV”) method in allocating book profit or loss measured on a pre-tax basis to the Owners. The HLBV method measures the amount of cash that each owner would receive at each reporting date, including tax benefits realized by the Owners, upon a hypothetical liquidation of Holdings at the net book value of its underlying assets. The change in the amount of cash that each owner would receive at the reporting date compared to the amount it would have received on the previous reporting date represents the amount of profit or loss allocated to each owner for the reporting period. Revenue Recognition — The Company primarily earns operating revenues from electricity delivered under power purchase agreements (“PPAs”) (see Note 7), electricity sold to wholesale electric power market (“Merchant Sales”), and renewable energy credit (“REC”) sales. PPAs – Under the PPAs, the customer purchases all or a fixed amount of electricity generated from the Project and its related renewable attributes. The PPAs qualify for treatment as operating leases. The Company has determined that the sale of electricity and the related renewable energy attributes represent one unit of accounting as the title for each item transfers as electricity is delivered. Therefore, revenue related to the PPAs is recognized as electricity is delivered. Merchant Sales – The Company sells electricity, as well as ancillary services, directly to the Southwest Power Pool (“SPP”) electric power market, through day ahead offerings or real time deliveries. The wholesale electric power market is managed by an independent system operator that purchases electricity at market prices. Merchant sales are recognized as electricity is delivered. REC Sales – One REC is evidence that one megawatt-hour (“MWh”) of electricity was generated from a renewable energy resource. A REC, and its associated attributes and benefits, can be sold on a stand-alone basis to a third-party purchaser. Revenue from RECs sold on a stand-alone basis is recognized at the time title to the REC is transferred to the buyer (i.e., the “transfer date”). The Company recorded $67,920, $187,895, and $116,500 from the sale of stand-alone RECs in operating revenues on the consolidated statements of operations for the years ended December 31, 2018, 2017, and 2016, respectively. Concentration of Credit Risk — The Company has three main customers, the Lincoln Electric System (“LES”), SPP electric power market, and the Kansas Municipal Electric Authority (“KMEA”). All significant revenues are for energy delivered under the Company’s PPAs and power sold to the wholesale electric power market. - 8 -

The Company has experienced no credit losses to date on its sales, and does not anticipate material credit losses to occur in the future with respect to related accounts receivable; therefore, no allowance for doubtful accounts has been provided.

Land Contracts and Easements — The Company has entered into land lease agreements and easement agreements, all of which are accounted for as operating leases. Lease expense is recognized on a straight-line basis if the agreement includes known escalating payments over the existing lease term. Some of the lease agreements include contingent rent payments based on a predetermined percentage of operating revenues of the Project. Contingent rent payments are recognized in the period in which they occur (see Note 8).

Income Taxes — As a limited liability company that elected to be taxed as a partnership, the company is not subject to income taxation under United States federal law or the state laws of Kansas where it operates. For tax years beginning on or after January 1, 2018, the Company is subject to partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 (the "Centralized Partnership Audit Regime"). Federal tax payment made by the Company, under the Bipartisan Budget Act of 2015, would not be reflected as an income tax expense but would instead be recorded through equity.Therefore, the Company has made no accrual for United States federal or state income taxes as of December 31, 2018, 2017, and 2016.

3. RECENT ACCOUNTING PRONOUNCEMENTS

The following table provides a brief description of recent accounting pronouncements that could have a material effect on the Company's consolidated financial statements:

Standard	**Description**	**Date of Adoption**	**Effect on the consolidated financial statements or other significant matters**
Standards that are not yet adopted as of December 31, 2018			
ASU 2014-09 *Revenue from Contracts with Customers (Topic 606) and related ASUs*	The Company adopted an accounting standards update that provides guidance on the recognition of revenue from contracts with customers and requires additional disclosures regarding such contracts (new revenue standard). The Company adopted the new revenue standard using the modified retrospective approach.	January 1, 2019	The Company's operating revenues are derived primarily from the sale of energy and renewable energy attributes. The Company has determined that revenue recognition under the new revenue standard is substantially consistent with prior practice and as a result, does not expect to record a material cumulative effect of adopting the new revenue standard on January 1, 2019.
ASU 2016-02 *Leases (Topic 842)*	The standard requires lease assets and lease liabilities, including operating leases, to be recognized on the consolidated balance sheet for all leases with terms longer than twelve months. The guidance also requires disclosure of key information about leasing arrangements. Early adoption is permitted.	January 1, 2020	The Company is currently reviewing its portfolio of contracts and evaluating the proper application of the standards update to these contracts in order to determine the impact the adoption will have on its consolidated financial statements and related disclosures.

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4. PROPERTY, PLANT AND EQUIPMENT — NET Property, plant and equipment — net, consisted of the following: As of December 31, 2018 2017 Land improvements $ 8,809,634 $ 8,809,634 Plant 292,176,956 292,176,956 Other property and equipment 9,339,328 9,339,328 Subtotal 310,325,918 310,325,918 Less accumulated depreciation (38,968,124) (28,658,347) Property, plant, and equipment — net $ 271,357,794 $ 281,667,571 The Company recorded $10,309,777, $12,439,324 and $12,424,622 of depreciation expense for the years ended December 31, 2018, 2017, and 2016, respectively, on the consolidated statements of operations. 5. ASSET RETIREMENT OBLIGATION The following table provides a reconciliation of the ending aggregate carrying amount of the ARO: For the Years Ended December 31, 2018 2017 2016 Balance — January 1 $ 8,755,204 $ 5,531,490 $ 5,326,798 Revisions in ARO estimate in current year - 3,011,157 - Accretion expense 321,709 212,557 204,692 Balance — December 31 $ 9,076,913 $ 8,755,204 $ 5,531,490 6. VARIABLE INTEREST ENTITIES The Company is an equity investor in the Project in which it shares ownership rights with third-parties. Under the arrangement, the Company maintains the decision rights around operations and maintenance of the Project and has the obligation to absorb a significant portion of expected losses through its equity interest. Accordingly, the Company is determined to be the primary beneficiary under the arrangement and consolidates the entity within the consolidated financial statements. - 10 -

Total assets and total liabilities of the VIE as of December 31, 2018 and 2017, were as follows: 2018 2017 Assets Current assets $ 3,831,144 $ 3,084,749 Property, plant and equipment — net 271,357,794 281,667,571 Other long-term assets 1,002,639 1,008,369 Total assets $ 276,191,577 $ 285,760,689 Liabilities Current liabilities $ 847,026 $ 1,002,150 Asset retirement obligations 9,076,913 8,755,204 Other long-term liabilities 1,457,800 1,019,145 $ 11,381,739 $ 10,776,499 Total liabilities 7. POWER AGREEMENTS On December 17, 2014, the Company entered into a 25-year PPA with LES, whereby it will sell 100.2 MWs of its electrical output from the initial delivery date through December 2039. On November 22, 2017, the Company entered into a 15-year PPA with Kansas Municipal Energy Agency, whereby it will sell 41.0 MWs of it electrical output beginning in June 2018 through 2033. 8. COMMITMENTS AND CONTINGENCIES The Company leases land used by the Project under various operating lease agreements that extend through 2040. The Company recorded $1,970,442, of which $1,362,323, represented minimum rent payments, $449,905, represented straight-line rent payments and $158,214 represented contingent payments for the year ended December 31, 2018. For 2017, total lease expense incurred was $1,844,073, of which $1,362,323 represented minimum rent, $332,768 represented straight-line rent, and $148,982 represented contingent rent payments. For 2016, total lease expense incurred was $1,695,091, of which $1,362,323 represented minimum rent, and $332,768 represented straight-line rent. - 11 -

The following is a schedule by years of future minimum lease payments required under operating leases that have an initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2018: Years Ending December 31 2019 $ 1,362,323 2020 1,362,323 2021 1,362,323 2022 1,362,323 2023 1,362,323 Thereafter 33,953,008 Total $ 40,764,623 Pursuant to terms under the PPA, the Company is required to make payments to LES if the Expected Annual Output of electrical output is not delivered each annual period. No such amounts were paid by the Company in 2018 and management does not believe that such payments are likely to be required in the future. Pursuant to terms under the PPA, the Company is required to make payments to KMEA if the Company doesn’t meet or exceed the guaranteed mechanical availability percentage. No such amounts were paid by the Company in 2018 and management does not believe that such payments are likely to be required in the future. 9. RELATED PARTY TRANSACTIONS On May 14, 2015, the Company entered into a Facility Management Agreement (“Agreement”) with Invenergy Services LLC (“Services”). The Agreement calls for a fixed monthly payment of $16,580, escalating annually for the Consumer Price Index (“CPI”), which covers all direct and indirect administrative expenses and reimbursement for Services’ operating costs, home office labor and out-of-pocket expenses. Per the Agreement, the Company shall pay Services a monthly management fee of $15,640, escalated annually for CPI, and an energy services fee for an amount no greater than $10,000 until the termination of the Agreement. The Agreement requires an annual remote monitoring and reset fee of $1,459 per wind turbine generator (“WTG”) escalating annually for CPI until the termination of the Agreement. Under the Agreement, Services shall also be reimbursed for direct operating expenses. The company recorded $1,926,614, $1,859,526, and $1,929,444 of such related party transactions for the years ended December 31, 2018, 2017, and 2016, respectively. Some third party invoices are paid by Services or other related affiliates on behalf of the Company. Such invoices are billed to the Company and reimbursed at cost. - 12 -

10. SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES Noncash activities for the Company for the years ended December 31, 2018, 2017, and 2016 that have been excluded from the consolidated statement of cash flows include the following: 2018 2017 2016 Noncash investing activities: Additions to property, plant and equipment $ - $ - $ (204,400) Revisions in ARO estimate in current year - (3,011,157) - ****** - 13 -